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                                                                     EXHIBIT 5.1

                      [Jackson Walker L.L.P. Letterhead]

                               February 27, 1998

Quanta Services, Inc.
3555 Timmons Lane
Suite 610
Houston, Texas  77027

     Re:  Registration Statement on Form S-4 of Quanta Services, Inc.

Gentlemen:

     We are acting as counsel for Quanta Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 5,000,000 shares of the Company's Common Stock, par value $0.00001 per share (the "Shares"), which Shares will be issuable from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions by the Company (the "Transactions"). The Company has advised us that a Registration Statement on Form S-4 (the "Registration Statement") covering the offering and sale of the Shares will be filed with the Securities and Exchange Commission (the "Commission") on February 27, 1998.

     In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, it is our opinion that the Shares, when issued in connection with the Transactions and paid for pursuant to the terms of the Transactions, will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,


                                         /s/ Jackson Walker L.L.P.